EX-5.1

345 Park Avenue New York, NY 10154-1895	Main 212.407.4000 Fax 212.407.4990 www.loeb.com

June 25, 2026

Professional Diversity Network, Inc.

55 E. Monroe Street, Suite 2120
Chicago, Illinois 60603

Re:         Professional Diversity Network, Inc.

Ladies and Gentlemen:

We have acted as counsel to Professional Diversity Network, Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-1 (the “Registration Statement”) filed on even date herewith with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), together with the exhibits to the Registration Statement and the related prospectus (the “Prospectus”). The Registration Statement relates to a best efforts offering of (i) up to 15,713,387 units (the “Units”), each consisting of(x) one share (collectively, the “Shares”) of common stock, par value $0.01 per share of the Company (the “Common Stock”), and (y) one common stock purchase warrant (collectively, the “Warrants”), each to purchase one share of Common Stock (collectively, the “Warrant Shares”); and (ii) up to 15,713,387 pre-funded units (the “Pre-Funded Units”), in lieu of the Units that would otherwise result in a purchaser’s ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of outstanding shares of Common Stock, each consisting of (x) one pre-funded warrant (collectively, the “Pre-Funded Warrants”) to purchase one share of Common Stock (collectively, the “Pre-Funded Warrant Shares”), and (y) one Warrant.. As noted in the Registration Statement, for each Pre-Funded Unit sold, the number of Units sold will be decreased on a one-for-one basis.

We understand that the Units, the Shares, the Warrants, the Pre-Funded Units and the Pre-Funded Warrants are to be sold pursuant to the Registration Statement and one or more securities purchase agreements (the “Purchase Agreements”) to be entered into between the Company and the investors signatory thereto.

In connection with the opinions set forth below, we have examined the Registration Statement, the Prospectus, and the forms of the Pre-Funded Warrants, the Warrants and the Purchase Agreements. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, each as amended to date, and such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purpose of rendering the opinions expressed herein. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. In addition, we have assumed that each of the Purchase Agreements, the Warrants, and the Pre-Funded Warrants will be duly executed and delivered by all parties thereto.

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A limited liability partnership including professional corporations

Professional Diversity Network, Inc.
June 25, 2026

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

The Units have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Purchase Agreements and in accordance with and in the manner described in the Registration Statement and the Prospectus, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.

The Shares have been duly authorized for issuance, and when issued, delivered and paid for in accordance with the terms and conditions of the Purchase Agreements and in accordance with and in the manner described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

3.

The Pre-Funded Units have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Purchase Agreements and in accordance with and in the manner described in the Registration Statement and the Prospectus, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.

The Warrants have been duly authorized for issuance and when issued, delivered and paid for in accordance with the terms of the Purchase Agreements, and in accordance with and in the manner described in the Registration Statement and the Prospectus, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.

The Pre-Funded Warrants have been duly authorized for issuance and when issued, delivered and paid for in accordance with the terms of the Purchase Agreements, and in accordance with and in the manner described in the Registration Statement and the Prospectus, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.

The Warrant Shares have been duly authorized for issuance and when issued and delivered by the Company upon exercise of the Warrants in accordance with the terms thereof, including, without limitation, the payment in full of the exercise price thereof, will be validly issued, fully paid and non-assessable.

7.

The Pre-Funded Warrant Shares have been duly authorized for issuance and when issued and delivered by the Company upon exercise of the Pre-Funded Warrants in accordance with the terms thereof, including, without limitation, the payment in full of the exercise price thereof, will be validly issued, fully paid and non-assessable.

The opinions we express above are based upon a review only of those laws, statutes, rules, ordinances and regulations which, in our experience, a securities lawyer who is a member of the bar of the State of New York and practicing before the Commission exercising customary professional diligence would reasonably recognize as being applicable to the foregoing transactions.

The opinions set forth in paragraphs 1, 3, 4 and 5 above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of New York and (ii) waivers by the Company of any statutory or constitutional rights or remedies. We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

The opinions we express herein are limited to matters involving the internal laws of the State of New York and the Delaware General Corporation law.

We hereby consent to the filing of this letter with the Commission as an exhibit to the Registration Statement and to the reference to our firm therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under such Section.

Very truly yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP